Exhibit 4.13

United Utilities Electricity plc

SCHEDULE

SPECIAL CONDITION A1 – Definitions and interpretation

1.	Unless the context otherwise requires, words and expressions used in the standard conditions of this licence shall have the same meaning when used in these special conditions.

2.	Special conditions A2 to F1 shall apply to the licensee in respect of the distribution services area (as defined in standard condition 1(Definitions and interpretation)) of the licensee.

3.	Special condition G1 shall apply outside the distribution services area of the licensee.

4.	In special conditions A2 to G1:

“allowed demand revenue”	means:

	(a)	in the relevant year commencing 1 April 2005 and every subsequent relevant year, the revenue calculated in accordance with the formula set out in paragraph 3 of special condition B1 (Restriction of distribution charges: demand use of system charges); and

	(b)	in any relevant year preceding 1 April 2005, the revenue calculated by multiplying:

		(i)	the maximum average charge per unit distributed (arising from the application of the formula set out in paragraph 1 of special condition B (Restriction of distribution charges), or in Scotland special condition C, of this licence in the form in which it was in force at 31 March 2005); and

		(ii)	the regulated quantity distributed (calculated in accordance with special condition A (Definitions and interpretation), or in Scotland special condition B, of this licence in the form in which it

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was in force at 31 March 2005).

“allowed meter operation revenue”	means the revenue calculated in accordance with the formula set out in paragraph 9 of special condition F1 (Restriction of basic metering charges).

“allowed network generation revenue”	(a) in the relevant year commencing 1 April 2005 and every subsequent relevant year, means the revenue calculated in accordance with the formula set out in paragraph 2 of special condition D1 (Restriction of distribution charges: generation use of system charges); and

(b) in any relevant year preceding 1 April 2005, shall take the value of zero.

“allowed pass-through items”	means the items referred to in special condition B2 (Restriction of distribution charges: allowed pass-through items).

“average specified rate”	means the average of the daily base rates of Barclays Bank plc current from time to time during the period in respect of which the calculation in question falls to be made.

“base demand revenue”	means the revenue calculated in accordance with the formula set out in paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

“basic meter asset provision charges”	means the charges levied by the licensee for basic meter asset provision in accordance with paragraph 1 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency).

“basic meter operation revenue”	means the revenue (measured on an accruals basis) derived by the licensee from charges levied in respect of basic meter operation services in accordance with paragraph 1 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency).

“business rates”	means:
(a) in England and Wales, the rates payable by the licensee in respect of

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hereditaments on the Central Rating Lists (England and Wales) compiled under section 52 of the Local Government Finance Act 1988; and

(b) in Scotland, the rates payable by the licensee in respect of any land and heritages on the Valuation Rolls compiled under the Local Government Scotland Act 1975, the Local Government etc (Scotland) Act 1994, or any legislation amending or replacing those enactments.

“charge restriction conditions”	means special conditions A2 to F1 inclusive as from time to time modified or replaced in accordance with the provisions of the Act.

“combined allowed distribution network revenue”	means the total amount of allowed demand revenue and allowed network generation revenue.

“combined distribution network revenue”	means the total amount of regulated demand revenue and network generation revenue.

“demand customer”	means, in relation to any energised or de-energised exit point on the licensee’s distribution system for which there is a valid metering point administration number, the person who is taking, or is deemed to be taking, a supply of electricity through that exit point.

“demand use of system charges”	means charges levied by the licensee in accordance with paragraph 2 of standard condition 4A (Charges for Use of System) in respect of demand customers.

“DG”	for the purposes of special condition D2 only (Calculation of charge restriction adjustments arising from the incentive schemes for distributed generation and registered power zones), and whether on its own or as part of another defined term, means distributed generation.

“directly connected”	in relation to any premises, means so connected to the licensee’s distribution system that the final connection to the premises is from that system (and “indirectly connected” means other than directly connected).

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“distribution charges”	means charges levied by the licensee in respect of the provision of distribution services.

“distributed generation”	means an installation comprising any plant or apparatus for the production of electricity which is directly connected to the licensee’s distribution system or is connected to that system through one or more independent or private networks (other than through an onshore transmission system) directly connected to it.

“distribution losses”	means the amount, in units, being the difference between the units entering the licensee’s distribution system and the units distributed.

“distribution services”	means all services provided by the licensee as part of its distribution business other than excluded services.

“distribution unit category”	means (as the case may be) HV units or LV1 units or LV2 units or LV3 units.

“EHV premises”	means:

(a) in relation to premises connected to the licensee’s distribution system at 31 March 2005, those EHV premises which would, had this licence continued in the form in which it was in force on 31 March 2005, have been notified in writing to the Authority by the licensee by 31 July 2005 in accordance with paragraph 9 of special condition D (Information to be provided to the Authority in connection with the charge restriction conditions), or in Scotland special condition E of that Licence; and

(b) in relation to premises connected to the licensee’s distribution system which are either first connected or (having been previously connected) have had their connection materially altered on or after 1 April 2005, those premises which are so connected at a voltage of 22 kilovolts or greater, or at a substation with a primary voltage of 66 kilovolts or higher.

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“EHV units”	means units distributed by the licensee which are transported to EHV premises.

“entry point”	means a point at which units, whether metered or unmetered, enter the licensee’s distribution system.

“excluded services”	means those services provided by the licensee as part of its distribution business which, in accordance with special condition A2 (Scope of the charge restriction conditions), fall to be treated as excluded services.

“exit point”	means a point at which units, whether metered or unmetered, leave the licensee’s distribution system (and, for the avoidance of doubt, includes a point of connection to the licensee’s distribution system).

“generation use of system charges”	means charges levied by the licensee in accordance with paragraph 2 of standard condition 4A (Charges for Use of System) in respect of distributed generation.

“HV units”	means units (other than EHV units) distributed by the licensee which are delivered to exit points on the licensee’s distribution system at a voltage of 1000 volts or greater.

“incentive payment”	means an adjustment to allowed revenues, whether allowed demand revenue or allowed network generation revenue, representing the penalty or reward in respect of the licensee’s performance against the incentive schemes.

“incentive schemes”	means the arrangements set out in special conditions C1, C2, C3 and D2 for adjusting allowed demand revenue and allowed network generation revenue in respect of the licensee’s performance under those schemes.

“LV units”	means units distributed by the licensee to exit points on the licensee’s distribution system at a voltage of less than 1000 volts.

“LV1 units”	means LV units which are distributed by the licensee outside off-peak periods:

(a) to domestic premises or small

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premises (other than domestic premises); and

(b) in respect of which, the appropriate demand use of system charges apply different rates in off-peak periods as opposed to other times of day (and, for the avoidance of doubt, such charges include all those specified as falling within the LV1 category in the statements provided by the licensee in accordance with paragraphs 7 and 8 of special condition E1 (Restriction of distribution charges: supplementary restrictions)).

“LV2 units”	means LV units which are distributed by the licensee during off-peak periods to domestic premises or small premises (other than domestic premises) where the appropriate demand use of system charges are restricted to apply to specified off-peak periods (and, for the avoidance of doubt, such charges include all those items specified as falling within the LV2 category in the statements provided by the licensee in accordance with paragraphs 7 and 8 of special condition E1 (Restriction of distribution charges: supplementary restrictions)).

“LV3 units”	means LV units other than LV1 and LV2 units, for the avoidance of doubt including units distributed under the use of system charges specified as falling within the LV3 category in the statements provided by the licensee in accordance with paragraphs 7 and 8 of special condition E1 (Restriction of distribution charges: supplementary restrictions).

“metered”	means, in relation to any quantity of electricity distributed, as measured by a meter installed for such purpose.

“network generation revenue”	means the revenue (measured on an accruals basis) derived by the licensee from generation use of system charges made for the provision of distribution services to owners or operators of distributed generation in the relevant year, after deduction of:

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	(a)	an amount equal to such part of the total amount payable in that relevant year to the transmission licensee (measured on an accruals basis) in respect of transmission connection point charges, transmission use of system charges and remote transmission asset rentals, and which has been recovered from distribution system users in that relevant year by the licensee in its generation use of system charges, as falls to be attributed to those users in that relevant year;

	(b)	an amount equal to such part of the total amount payable in that relevant year to another authorised distributor (measured on an accruals basis) in respect of charges for the transportation of units from that person's network, and which would otherwise be included in network generation revenue by reason of being recovered from distribution system users in that relevant year by the licensee in its generation use of system charges, as falls to be attributed to those users in that relevant year; and

	(c)	value added tax (if any) and any other taxes based directly on the amounts so derived,

and, for the avoidance of doubt, network unavailability rebates or payments shall be treated as a cost and not a reduction in network generation revenue.

“price control review date”	means the date from which modifications to the charge restriction conditions have effect:

	(a)	whether before or after the date upon which the modifications are made;

	(b)	whether or not the same modifications are made in respect of each licensee; and

	(c)	where such modifications have been proposed by the Authority following a review by the Authority of the charge restriction conditions (or that

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part or parts to which the modifications relate) in relation to all distribution services providers.

“quality of service rigs”	for the purposes of special condition C2 only (Calculation of charge restriction adjustments arising from performance in respect of quality of service), means the regulatory instructions and guidance in force under standard condition 49 (Quality of Service Incentive Scheme and Associated Information).

“registered power zone”	means an area which comprises a collection of contiguously connected distribution system assets having one or more terminal points together describing in full the boundary of that area with the licensee’s distribution system and which has been registered by the Authority as a registered power zone in accordance with special condition D2 (Calculation of charge restriction adjustments arising from the incentive schemes for distributed generation and registered power zones).

“regulated demand revenue”	means the revenue (measured on an accruals basis) derived by the licensee from demand use of system charges made for the provision of distribution services to demand customers in the relevant year, after deduction of:

(a) an amount equal to such part of the total amount payable in that relevant year to the transmission licensee (measured on an accruals basis) in respect of transmission connection point charges, transmission use of system charges and remote transmission asset rentals, and which has been recovered from distribution system users in that relevant year by the licensee in its demand use of system charges, as falls to be attributed to those users in that relevant year;

(b) an amount equal to such part of the total amount payable in that relevant year to another authorised distributor (measured on an accruals basis) in respect of charges in respect of units transported from

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that person's network, and which would otherwise be included in regulated demand revenue by reason of being recovered from distribution system users in that relevant year by the licensee in its demand use of system charges, as falls to be attributed to those users in that relevant year; and

(c) value added tax (if any) and any other taxes based directly on the amounts so derived.

“relevant year”	means a financial year commencing on or after 1 April 1990.

“relevant year t”	means that relevant year for the purposes of which any calculation falls to be made under the charge restriction conditions.

“relevant year t-1”	means the relevant year immediately preceding relevant year t and similar expressions shall be construed accordingly.

“remote transmission asset rental”	means any rent or other periodic payment payable by the licensee to a transmission licensee in respect of remote transmission assets forming part of the licensee’s distribution system.

“Retail Price Index”	means the general index of retail prices published by the Office for National Statistics each month in respect of all items or:

(a) if the index in respect of any month relevant for the purposes of the charge restriction conditions has not been published on or before the last day of February, such price index as the Authority may, after consultation with all holders of a licence in which the charge restriction conditions have effect, determine to be appropriate; or

(b) if there is a material change in the basis of the index, such index as the Authority may, after consultation with all holders of a licence in which the charge restriction conditions have effect, determine to be appropriate.

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“RPZ”	for the purposes of special condition D2 only (Calculation of charge restriction adjustments arising from the incentive schemes for distributed generation and registered power zones), and whether on its own or as part of another defined term, means registered power zone.

“small premises”	means premises at which a supply of electricity is taken through a non-half-hourly meter, whether for domestic or non-domestic purposes.

“transmission licensee”	means the holder of a licence granted or treated as granted under section 6(1)(b) of the Act.

“transmission connection point charges”	means charges which are levied by a transmission licensee as connection charges by direct reference to the number or nature of the connections between the licensee’s distribution system and the transmission system of that transmission licensee and which are payable by the licensee.

“transmission use of system charges”	means charges which are levied by a transmission licensee as use of system charges by direct reference to the export of electricity from the licensee’s distribution system to the transmission system of that transmission licensee and which are payable by the licensee.

“unit”	means a kilowatt hour.

“units distributed”	means the aggregate quantity of units distributed by the licensee through its distribution system in relevant year t as measured on leaving that system, whether metered or unmetered.

“unmetered”	in relation to any quantity of electricity entering or leaving the licensee’s distribution system that is not measured by metering equipment, refers to the quantity estimated as so doing.

5.	Any reference in these special conditions to:

	(a)	a provision thereof;

	(b)	a provision of the standard conditions of electricity distribution licences;

	(c)	a provision of the standard conditions of electricity supply licences;

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	(d)	a provision of the standard conditions of electricity generation licences; or

	(e)	a provision of the standard conditions of electricity transmission licences,

shall, if these or the standard conditions in question come to be modified, be construed, so far as the context permits, as a reference to the corresponding provision of these or the standard conditions in question as modified.

6.	Except where the context otherwise requires:

	(a)	any reference in a special condition to a numbered paragraph or appendix (in each case with or without a letter) or to an annex identified by a letter is a reference to the paragraph, appendix or annex bearing that number or (as the case may be) that letter in the special condition in which the reference occurs; and

	(b)	any reference in a special condition to a paragraph is a reference to a paragraph of that special condition and any reference to a sub-paragraph is a reference to a sub-paragraph of that paragraph.

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SPECIAL CONDITION A2 – Scope of the charge restriction conditions

1.	The purpose of this condition is to set out the basis on which services provided by the licensee may be treated as excluded services.

2.	Excluded services are those services provided by the licensee as part of its distribution business in respect of which such charges as are or may be levied may be treated as falling outside the scope of the charge restrictions otherwise imposed by or under this licence.

3.	Subject to paragraph 4, the services which by virtue of this condition are excluded services for the purposes of the charge restriction conditions are those set out in Appendix 1 below (which is part of this condition).

4.	No service provided by the licensee, within its distribution services area, as part of its distribution business may be treated as an excluded service insofar as it consists of the provision of services remunerated:

(a) under charges made for the use of system in accordance with paragraph 2 of standard condition 4A (Charges for Use of System);

(b) under charges made for the provision of basic metering and data services in accordance with paragraph 1 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency); or

(c)	under charges made for the provision of metering point administration services in accordance with paragraph 2 of standard condition 14A (Basis of Charges for Metering Point Administration Services: Requirements for Transparency).

5.	Where the Authority, following consultation with the licensee and having particular regard to paragraph 4 and the matters set out in Appendix 1, is satisfied that any service treated by the licensee as an excluded service should not be so treated, it may issue a direction to that effect.

6.	Where a direction is issued under paragraph 5, the service or services specified in the direction shall cease to be treated as excluded services by the licensee from the date of issue of the direction or such other date as may be specified therein.

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Appendix 1: Excluded services

ES1.	The service consisting of the distribution of units:

	(a)	to EHV premises that were not connected to the licensee’s distribution system before 1 April 2005; or

	(b)	to premises connected before 1 April 2005 that become EHV premises by virtue of having their connection materially altered, subject to the licensee’s agreeing with the Authority an appropriate offsetting adjustment to the value of PU or PE (being the amount set against that term in the part of Annex A of special condition B1 (Restriction of distribution charges: demand use of system charges) that applies to the licensee) as appropriate.

ES2.	The service consisting of the carrying out of works for the provision, installation, operation, repair or maintenance of electric lines or other electrical plant, but only insofar as such service is not remunerated through use of system charges or under charges made for the provision of basic metering and data services in accordance with paragraph 1 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency) or under charges made for the provision within its distribution services area of metering point administration services in accordance with paragraph 2 of standard condition 14A (Basis of Charges for Metering Point Administration Services: Requirements for Transparency).

ES3.	The service consisting of the provision of any revenue protection services pursuant to the terms of an agreement for use of system.

ES4.	The service consisting of the provision of any statement or report pursuant to:

	(a)	paragraph 7 of standard condition 4 (Use of System Charging Methodology);

	(b)	paragraph 8 of standard condition 4A (Charges for Use of System);

	(c)	paragraph 13 or 15 of standard condition 4B (Connection Charging Methodology);

	(d)	paragraph 7 of standard condition 14A (Basis of Charges for Metering Point Administration Services: Requirements for Transparency); or

	(e)	paragraph 7 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency).

ES5.	The service consisting of the relocation of electric lines or electrical plant (including the carrying out of any works associated therewith) pursuant to any statutory obligation (other than under section 9(1) or section 16 of the Act) imposed on the licensee.

ES6.	The service consisting of the moving of any electric lines, electrical plant or meters forming part of the licensee’s distribution system to accommodate the extension, redesign or redevelopment of any premises on which the same are located or to which they are connected.

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ES7.	The service consisting of the provision of electric lines and electrical plant insofar as the same are required:

(a) for the specific purpose of enabling the provision of top-up or standby supplies or sales of electricity; or

(b) to provide a higher degree of security than is required for the purposes of complying with paragraph 1 of standard condition 5 (Distribution System Planning Standard and Quality of Service).

ES8.	The service consisting of the transportation of reactive energy to premises with a power factor of less than 0.95, but only insofar as the charges for such services reflect the costs imposed on the licensee and are levied on the basis of the metered value of kVAr or kVArh transported to such premises.

ES9.	Any other service in relation to use of the licensee’s distribution system insofar as it consists of the provision of a service (including electric lines or electrical plant) which is for the specific benefit of any third party who requests it and which is not made available by the licensee as a normal part of its distribution business within its distribution services area remunerated by use of system charges, or under charges made for the provision of basic metering and data services in accordance with paragraph 1 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency), or under any other charge in respect of the excluded services set out in paragraphs ES1 to ES8 and paragraph ES10.

ES10.	Any provision of a basic metering service (as set out at paragraph 3(b) of standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services)) insofar as it consists of a service (including any premium in respect of a service provided outside a contractual core time or timeband) that is not incorporated within the calculation of allowed meter operation revenue for the purposes of paragraph 9 of special condition F1 (Restriction of basic metering charges), or any provision of a metering service other than a basic metering service which is not remunerated by use of system charges or under any other charge in respect of an excluded service set out in paragraphs ES1 to ES9.

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SPECIAL CONDITION A3 – Arrangements for the recovery of uncertain costs

1.	The purposes of this condition are to enable the licensee to propose, and to provide for the Authority to determine, such adjustments to the charge restriction conditions as are necessary to enable the licensee to recover the efficient costs incurred within the categories of costs described in paragraph 2 pursuant to the licensee’s compliance with obligations or requirements arising under any of the enactments (“the relevant enactments”) specified in that paragraph.

2.	The relevant enactments are:

(a) (subject to paragraph 3) regulations 17 and 18 of the Electricity Safety, Quality and Continuity Regulations 2002 (for which the category of costs is “ESQCR costs”);

(b) any regulations which amend or replace the Electricity Safety, Quality and Continuity Regulations 2002 (for which the category of costs is “new ESQCR costs”);

(c) any regulations made pursuant to section 74A of the New Roads and Street Works Act 1991 (for which the category of costs is “road occupation costs”); and

(d) any order or regulations made pursuant to Part 3 of the Traffic Management Act 2004 which impose a permit scheme (for which the category of costs is “permit scheme costs”).

3.	For the purposes of paragraph 2(a), any ESQCR costs incurred by the licensee in complying with any obligations imposed by the relevant enactment to which that paragraph refers that had previously been an obligation of the licensee under the Electricity Supply Regulations 1988 (including, in particular, costs incurred under regulation 18 for the purposes of averting immediate danger to the public) are to be disregarded for the purposes of paragraph 4.

4.	Subject to the provisions of paragraphs 6 and 7, where the licensee reasonably believes that its efficiently incurred costs in any one or more relevant years of complying with obligations or requirements arising under any of the relevant enactments are, or are likely to be, a material amount, the licensee may, by notice to the Authority, propose a relevant adjustment to the charge restriction conditions.

5.	A relevant adjustment under paragraph 4 is one which, in the opinion of the licensee, would, if made, have the effect of enabling the licensee to recover the efficient costs incurred or likely to be incurred in relation to the obligations or requirements referred to in that paragraph.

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6.	The licensee may not propose a relevant adjustment under paragraph 4:

	(a)	in respect of any costs of whatever description incurred in any relevant year before the year commencing 1 April 2005; and

	(b)	in respect of ESQCR costs, before 1 April 2008.

7.	The licensee may propose a relevant adjustment under paragraph 4 on or after 1 April 2005 in relation to any of the following costs incurred, or likely to be incurred, after that date:

	(a)	new ESQCR costs;

	(b)	road occupation costs; and

	(c)	permit scheme costs.

8.	A notice served by the licensee in accordance with paragraph 4 must:

	(a)	state the obligations or requirements to which the notice relates;

	(b)	set out by reference to each such obligation or requirement the basis on which the licensee has calculated the relevant adjustment; and

	(c)	state the date from which the licensee wishes the Authority to agree that the relevant adjustment shall have effect (“the adjustment date”) (which in the case of ESQCR costs may not be a date earlier than 1 April 2008).

9.	Where the licensee serves a notice under paragraph 4, the Authority:

	(a)	following consultation with the licensee;

	(b)	having particular regard to the purposes of this condition; and

	(c)	taking no account of the financial performance of the licensee relative to any of the assumptions, whether express or implied, by reference to which the charge restriction conditions may have been framed, may, within four months of receiving such notice, determine the relevant adjustment to the charge restriction conditions in such manner as it considers appropriate.

10.	If the Authority has not determined the relevant adjustment within four months of receiving a notice from the licensee under paragraph 4, and such a notice has not been withdrawn, the licensee may give notice to the Authority that the relevant adjustment shall take effect from the adjustment date for all relevant purposes under the charge restriction conditions.

11.	A “material amount” within the meaning of paragraph 4 is an amount which exceeds, or is likely to exceed, 1 per cent of base demand revenue for the relevant year commencing 1 April 2005, as determined in accordance with paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

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12.	A relevant adjustment proposed in accordance with paragraph 4 may – so long as the requirements of paragraphs 6 and 7 are satisfied – be framed on the basis of a material amount that has been calculated:

	(a)	by reference to only one of the categories of cost described in paragraph 2; or

	(b)	by reference to more than one of those categories (in which case, it shall be a material amount for the purposes of each relevant category).

13.	For the purposes of this condition:

	(a)	the power of the Authority to determine a relevant adjustment in accordance with paragraph 9 is a power to confirm, reject or vary the relevant adjustment proposed by the licensee under paragraph 4;

	(b)	without prejudice to sub-paragraph (a), in determining a relevant adjustment to the charge restriction conditions the Authority may include in its determination such adjustments as it thinks fit in respect of costs likely to be incurred by the licensee in subsequent relevant years within the category of costs to which the relevant adjustment applies;

	(c)	where the Authority’s determination or an adjustment made by the licensee under paragraph 10 has the effect of adjusting the charge restriction conditions in relation to any relevant year (other than through the normal operation of the correction factor, being the term KDt derived in accordance with paragraph 5 of special condition B1 (Restriction of demand charges: demand use of system charges)), the licensee may not propose any additional relevant adjustment in respect of the same category of costs in that year;

	(d)	references to the Traffic Management Act 2004 are to be interpreted as, in relation to Scotland, references to the Transport (Scotland) Bill as enacted; and

	(e)	the total amount of any relevant adjustment or adjustments in respect of any relevant year t, whether determined by the Authority or made by the licensee under this condition, shall, where it can be reasonably so construed, be taken to comprise the amount of the term UNCt determined for the purposes of special condition B2 (Restriction of distribution charges: allowed pass-through items).

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SPECIAL CONDITION A4 – Duration of the charge restriction conditions

1.	The purpose of this condition is to set out the process for a disapplication of the charge restriction conditions in whole or in part.

2.	Special conditions B1 to F1 shall apply so long as this licence continues in force but shall cease to have effect (in whole or in part, as the case may be) if the licensee delivers to the Authority a disapplication request made in accordance with paragraph 3 and:

	(a)	the Authority agrees in writing to the disapplication request; or

	(b)	the application of those conditions (in whole or in part) is terminated by notice given by the licensee in accordance with either paragraph 5 or paragraph 6.

3.	A disapplication request pursuant to this condition shall:

	(a)	be in writing addressed to the Authority;

	(b)	specify those of the charge restriction conditions (or any part or parts thereof) to which the request relates; and

	(c)	state the date (being not earlier than the date specified in paragraph 4) from which the licensee wishes the Authority to agree that the specified charge restriction conditions shall cease to have effect (“the disapplication date”).

4.	Save where the Authority agrees otherwise, no disapplication following delivery of a disapplication request pursuant to this condition shall have effect earlier than that date which is the later of:

	(a)	in respect of special conditions B1 to E1:
(i) a date not less than six months after the delivery of the disapplication request, and

(ii) 1 April 2010; or

	(b)	in respect of special condition F1:
(i) a date not less than three months after the delivery of the disapplication request, and

(ii) 1 July 2005.

5.	Where, for a disapplication request in respect of special conditions B1 to E1, the Authority has not done both of the following:

	(a)	given notice to the licensee that it intends to make a reference to the Competition Commission under section 12 of the Act relating to the modification of special conditions B1 to E1 (or any part or parts thereof) within the later of:

(i) three months of receiving a disapplication request, and

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(ii) before the beginning of the six-month period that ends with the disapplication date; and

(b) made such a reference within six months of giving such notice,

the licensee may give notice to the Authority terminating the application of such of the charge restriction conditions (or any part or parts thereof) as are specified in the disapplication request with effect from the disapplication date or a later date.

6.	Where, for a disapplication request in respect of special condition F1, the Authority has not done both of the following:

(a) given notice to the licensee that it intends to make a reference to the Competition Commission under section 12 of the Act relating to the modification of special condition F1 within three months of receiving a disapplication request; and

(b) made such a reference within three months of giving such notice,

the licensee may give notice to the Authority terminating the application of special condition F1 (or any part or parts thereof as are specified in the disapplication request) with effect from the disapplication date or a later date.

7.	If the Competition Commission’s report on a reference made by the Authority relating to the modification of the charge restriction conditions (or any part or parts thereof) specified in the disapplication request does not include a conclusion that the cessation of such conditions, in whole or in part, operates or may be expected to operate against the public interest, the licensee may within 30 days after the publication of the report by the Authority in accordance with section 13 of the Act deliver to the Authority notice terminating the application of such conditions (or part or parts thereof) with effect from the disapplication date or later.

8.	A disapplication request or notice served under this condition may be served in respect of a specified geographic area.

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SPECIAL CONDITION B1 – Restriction of distribution charges: demand use of system charges

1.	The purposes of this condition are to establish the charge restrictions that determine the level of allowed demand revenue that may be recovered from demand use of system charges by the licensee and to set out the obligation of the licensee in respect of those restrictions.

Restriction on setting demand use of system charges

2.	The licensee, in setting its demand use of system charges, shall take all appropriate steps within its power to ensure that, in the relevant year t, combined distribution network revenue does not exceed combined allowed distribution network revenue.

Formula for allowed demand revenue (AD)

3.	Allowed demand revenue shall be calculated in accordance with the following formula:

ADt = BRt + PTt + IPt - KDt

where:

	ADt	means allowed demand revenue in the relevant year t.

	BRt	means the amount of base demand revenue in the relevant year t calculated in accordance with the formula set out in paragraph 4.

	PTt	means the revenue adjustment, whether of a positive or negative value, made in the relevant year t in respect of allowed pass-through items as derived in accordance with special condition B2 (Restriction of distribution charges: allowed pass-through items).

	IPt	means the total amount of incentive revenue, whether of a positive or negative value, calculated for the relevant year t in accordance with special condition B3 (Restriction of distribution charges: total incentive revenue adjustment).

	KDt	means the correction factor, whether of a positive or negative value, calculated for the relevant year t in accordance with the formula set out in paragraph 5.

Formula for base demand revenue (BRt)

4.	For the purposes of paragraph 3, BRt is derived from the following formula:

BRt = (PU × GRt+ PE)× PIADt - MGt

United Utilities Electricity plc
where:

PU	means the amount set against that term in the part of Annex A that applies to the licensee, and represents the revenue allowance determined by the Authority in relation to the distribution of electricity to LV and HV premises at the time that the allowance was established.

PE	means the amount set against that term in the part of Annex A that applies to the licensee, and represents the revenue allowance determined by the Authority in relation to the distribution of electricity to EHV premises at the time that the allowance was established.

GRt	is the growth term, and in the relevant year commencing 1 April 2005 has the value of 1 and then in the relevant year commencing 1 April 2006 and each subsequent relevant year is derived from the following formula:

where :
:	means the summation across all distribution unit categories i as described in the definition of the term P0i.

P0i	means, in respect of each distribution unit category i set out against the licensee’s name in Annex B, the corresponding value of P0 that applies in respect of that category.

Dit	means the total number of units distributed in the relevant year t to premises directly connected to the distribution system of the licensee within its distribution services area which fall within the relevant distribution unit category i.

Ct	means the number of energised or de-energised exit points on the licensee’s distribution system in the relevant year t, for which there is a valid metering point administration number, as calculated on 30 September of that year.

PIADt	is the price index adjuster, which in the relevant year commencing 1 April 2005 has the value of 1 and in each subsequent relevant year is derived from the following formula:

United Utilities Electricity plc

where:

	RPIt	means the percentage change (whether positive or negative) between the arithmetic average of the Retail Price Index numbers published or determined with respect to each of the six months July to December (inclusive) in the relevant year t-2 and the arithmetic average of the Retail Price Index numbers published or determined with respect to the same months in relevant year t-1.

	X	shall, in relation to the relevant year commencing 1 April 2006 and every subsequent relevant year, take the value of zero, except in respect of EDF Energy Networks (SPN) plc where, in the relevant year commencing 1 April 2006 and every subsequent relevant year, it shall take the value of -2.

	MGt	is the merger adjustment, and is derived from the following formula:

MGt = MRt × PIAM t

where:

	MRt	means the amount set against that term for each relevant year in the part of Annex C that applies to the licensee.

	PIAMt	in the year commencing 1 April 2001 equals 1 and in all subsequent years is derived from the following formula:

Formula for the correction factor (KDt)

5.	For the purpose of paragraph 3, KDt is derived, subject to paragraph 4 of special condition E1 (Charge restriction conditions: supplementary restrictions), from the following formula:

where:

	RDt-1	means the regulated demand revenue in the relevant year t-1, except in the relevant year commencing 1 April 2005 where RDt-1 shall be the amount of distribution revenue (as defined in special condition A (Definitions and interpretation), or in Scotland special condition B, of this licence in the form in which it was in force at 31 March 2005 and, for the avoidance of doubt, excluding EHV revenues) recovered by the licensee in the relevant year commencing 1 April 2004.

United Utilities Electricity plc

ADt-1	means allowed demand revenue in the relevant year t-1, except in the relevant year commencing 1 April 2005 where AD t-1 shall be derived from the following formula:

ADt-1 = M dt-1 × Dt -1

where:

	Mdt-1	means the maximum average charge per unit distributed in the relevant year commencing 1 April 2004 arising from the application of the formula in paragraph 1 of special condition B (Restriction of distribution charges), or in Scotland special condition C, of this licence in the form in which it was in force at 31 March 2005.

	Dt-1	means the regulated quantity distributed in the relevant year commencing 1 April 2004, calculated in accordance with special condition A (Definitions and interpretation), or in Scotland special condition B (Definitions), of this licence in the form in which it was in force at 31 March 2005.

It	means the average specified rate (as defined under those words in special condition A1 (Definitions and interpretation)) in the relevant year t.

PRt	means the rate of interest that is applicable in accordance with paragraph 2 of special condition E1 (Charge restriction conditions: supplementary restrictions).

United Utilities Electricity plc

Annex A:   Values for PU and PE by licensee

Licensee	PU (£m)	PE (£m)

Central Networks West plc	255.7	2.8

Central Networks East plc	257.7	3.5

United Utilities Electricity plc	235.4	4.1

Northern Electric Distribution Limited	158.2	7.2

Yorkshire Electricity Distribution plc	213.9	3.8

Western Power Distribution (South West) plc	188.5	1.7

Western Power Distribution (South Wales) plc	148.5	6.8

EDF Energy Networks (LPN) plc	236.9	4.1

EDF Energy Networks (SPN) plc	167.9	7.2

EDF Energy Networks (EPN) plc	304.7	6.0

SP Distribution Limited	313.7	0.6

SP Manweb plc	179.3	7.6

Scottish Hydro-Electric Power Distribution Limited	179.2	1.8

Southern Electric Power Distribution plc	353.9	6.8

United Utilities Electricity plc

Annex B:   Values for P0 weights by licensee

Central Networks West plc

Unit category i	P0

LV1	1.0397

LV2	0.1220

LV3	0.9286

HV	0.2503

Central Networks East plc

Unit category i	P0

LV1	0.7512

LV2	0.1680

LV3	0.5537

HV	0.1960

United Utilities Electricity plc

Unit category i	P0

LV1	1.8789

LV2	0.2104

LV3	1.4180

HV	0.6297

Northern Electric Distribution Limited

Unit category i	P0

LV1	1.0512

LV2	0.1100

LV3	0.8205

HV	0.1580

Yorkshire Electricity Distribution plc

Unit category i	P0

LV1	0.7700

LV2	0.1200

LV3	0.6025

HV	0.1750

United Utilities Electricity plc

Western Power Distribution (South West) plc
Unit category i	P0

LV1	1.8800

LV2	0.4100

LV3	1.2734

HV	0.2350

Western Power Distribution (South Wales) plc

Unit category i	P0

LV1	1.8600

LV2	0.2700

LV3	1.3852

HV	0.2415

EDF Energy Networks (LPN) plc

Unit category i	P0

LV1	1.0970

LV2	0.1360

LV3	0.6988

HV	0.2580

EDF Energy Networks (SPN) plc

Unit category i	P0

LV1	0.7456

LV2	0.0929

LV3	0.5076

HV	0.2376

EDF Energy Networks (EPN) plc

Unit category i	P0

LV1	1.0252

LV2	0.3010

LV3	0.9072

HV	0.2503

SP Distribution Limited

Unit category i	P0

LV1	2.7442

LV2	0.6794

LV3	1.8388

HV	0.7426

United Utilities Electricity plc

SP Manweb plc
Unit category i	P0

LV1	1.8699

LV2	0.6016

LV3	1.4532

HV	0.6020

Scottish Hydro-Electric Power Distribution Limited

Unit category i	P0

LV1	1.8824

LV2	0.8819

LV3	1.9542

HV	0.4900

Southern Electric Power Distribution plc

Unit category i	P0

LV1	1.2118

LV2	0.1806

LV3	1.0334

HV	0.2842

United Utilities Electricity plc

Annex C: Valued for MR by licensee
Central Networks West plc

MRt (£m)

1 April 2005	3.124
1 April 2006	3.124
1 April 2007	3.124
1 April 2008	3.124
1 April 2009	0.000

thereafter zero

Central Networks East plc

MRt (£m)

1 April 2005	3.276
1 April 2006	3.276
1 April 2007	3.276
1 April 2008	3.276
1 April 2009	0.000

thereafter zero

United Utilities Electricity plc

MRt (£m)

1 April 2005	0.00
1 April 2006	0.00
1 April 2007	0.00
1 April 2008	0.00
1 April 2009	0.00

thereafter zero

Northern Electric Distribution Limited

MRt (£m)

1 April 2005	0.00
1 April 2006	0.00
1 April 2007	0.00
1 April 2008	0.00
1 April 2009	0.00

thereafter zero

United Utilities Electricity plc

Yorkshire Electricity Distribution plc

MRt (£m)

1 April 2005	0.00
1 April 2006	0.00
1 April 2007	0.00
1 April 2008	0.00
1 April 2009	0.00

thereafter zero

Western Power Distribution (South West) plc

MRt (£m)

1 April 2005	0.00
1 April 2006	0.00
1 April 2007	0.00
1 April 2008	0.00
1 April 2009	0.00

thereafter zero

Western Power Distribution (South Wales) plc

MRt (£m)

1 April 2005	0.00
1 April 2006	0.00
1 April 2007	0.00
1 April 2008	0.00
1 April 2009	0.00

thereafter zero

EDF Energy Networks (LPN) plc

MRt (£m)

1 April 2005	1.920
1 April 2006	1.920
1 April 2007	1.920
1 April 2008	0.000
1 April 2009	0.000

thereafter zero

United Utilities Electricity plc

EDF Energy Networks (SPN) plc

MRt (£m)

1 April 2005	1.703
1 April 2006	1.703
1 April 2007	1.703
1 April 2008	0.000
1 April 2009	0.000

thereafter zero

EDF Energy Networks (EPN) plc

MRt (£m)

1 April 2005	2.777
1 April 2006	2.777
1 April 2007	2.777
1 April 2008	0.000
1 April 2009	0.000

thereafter zero

SP Distribution Limited

MRt (£m)

1 April 2005	0.00
1 April 2006	0.00
1 April 2007	0.00
1 April 2008	0.00
1 April 2009	0.00

thereafter zero

SP Manweb plc

MRt (£m)

1 April 2005	0.00
1 April 2006	0.00
1 April 2007	0.00
1 April 2008	0.00
1 April 2009	0.00

thereafter zero

United Utilities Electricity plc

Scottish Hydro-Electric Power Distribution Limited

MRt (£m)
1 April 2005	0.00
1 April 2006	0.00
1 April 2007	0.00
1 April 2008	0.00
1 April 2009	0.00

thereafter zero

Southern Electric Power Distribution plc

MRt (£m)
1 April 2005	0.00
1 April 2006	0.00
1 April 2007	0.00
1 April 2008	0.00
1 April 2009	0.00

thereafter zero

United Utilities Electricity plc

SPECIAL CONDITION B2 – Restriction of distribution charges: allowed pass-through items

1.	The purpose of this condition is to provide for adjustments to the charge restriction conditions to reflect certain costs that can be passed through to demand customers of the licensee through allowed demand revenue.

Formula for allowed pass-through items (PTt)

2.	For the purposes of paragraph 3 of special condition B1 (Restriction of distribution charges: demand use of system charges), PTt is derived from the following formula:

PT t = LFt + RBt – HBt + MPTt +UNCt

where:

	LFt	means an amount (whether positive or negative), as derived from the formula set out in paragraph 3, representing a licence fee adjustment.

	RBt	means an amount (whether positive or negative), as derived from the formula set out in paragraph 4, representing a business rates adjustment.

	HBt	means the amount received by the licensee, arising from any direction given by the Secretary of State in accordance with section 184 of the Energy Act 2004 in relation to assistance for high-cost distributors.

	MPTt	means an amount (whether positive or negative), as derived from the formula set out in paragraph 5, representing an adjustment for other pass-through items.

	UNCt	means an amount in the relevant year t representing a relevant adjustment to the charge restriction conditions arising from the application of special condition A3 (Arrangements for the recovery of uncertain costs).

Formula for the licence fee adjustment (LFt)

3.	For the purposes of paragraph 2, LFt is an amount calculated in accordance with the following formula:

LFt = LPt – LAt

where:

	LPt	is an amount in respect of licence fee payments, and means the amount equal to the payments made by the licensee, in the relevant

United Utilities Electricity plc

year t, in accordance with its obligations set out in standard condition 3 (Payments by Licensee to the Authority).

LAt	is the amount of the licence fee payments allowance, and is derived from the following formula:

LAt = PF x PIABt

where:

	PF	is the amount of the licence fee payments allowance in 2002/03 prices, and is represented by the amount given in the table appearing under that term in the part of Annex A that applies to the licensee.

	PIABt	is the price index adjustment, and in the relevant year commencing 1 April 2002 shall take the value of 1 and in each subsequent relevant year shall be derived from the following formula:

where RPIt is determined in accordance with paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

Formula for the business rates adjustment (RBt)

4.	For the purposes of paragraph 2, RBt is calculated in accordance with the following formula:

RBt = RPt – RAt

where:

	RPt	is the amount payable by the licensee in respect of business rates.

	RAt	is the business rates allowance, and is derived from the following formula:

RAt = RVt x PIABt

where:

		RVt	is the business rates allowance in 2002/03 prices, and is represented by the amount set against that term for each relevant year in the part of Annex B that applies to the licensee.

United Utilities Electricity plc

		PIABt	shall in the relevant year commencing 1 April 2002 take the value of 1 and in each subsequent relevant year shall be derived from the formula set out in paragraph 3.

Formula for other pass-through items (MPTt)

5.	For the purposes of paragraph 2, MPTt is calculated in accordance with the following formula:

MPTt = MPCt + MPAt

where:

	MPCt	is the amount payable by the licensee in respect of costs incurred by the licensee in the relevant year t for items which the licensee considers should be treated as miscellaneous pass-through items not reflected in the term MPAt and which have been directed by the Authority to be so treated following consultation with the licensee.

	MPAt	is the amount of allowed pass-through relating to settlement run-off costs and Shetland balancing costs, and is derived from the following formula:

MPAt = SRSt + SAt

where:

		SRSt	means the allowance for settlement run-off costs in relation to the transition to BETTA and in the relevant year commencing 1 April 2005 shall be calculated in accordance with the following formula, and in each subsequent relevant year thereafter shall take the value of zero:

SRSt = (1998 costs + SOC) × PIASt

where:

			1998 costs	means an amount in respect of unrecovered 1998-related settlement costs, being that amount which:

				(i)	subject to the BETTA go-live date being 1 April 2005, is the amount set against the licensee’s name in Part 1 of Annex C; or

				(ii)	where the BETTA go-live date is after 1 April 2005, is such an amount, not being more than the amount set against the licensee’s name in Part 1 of Annex C, as may be directed by the Authority following consultation with the licensee.

United Utilities Electricity plc

	SOC	means the ongoing operating expenditure associated with settlement run-off costs in respect of the Settlement Agreement for Scotland, and in the relevant year commencing 1 April 2005 shall be the amount set against the licensee’s name in Part 1 of Annex C.

	PIASt	is the price index adjustment, and in the relevant year commencing 1 April 2004 shall take the value of 1 and in each subsequent relevant year shall be derived from the following formula:

SAt	means the allowance for Shetland balancing costs, and is the amount derived under the formula for that term set out in Part 2 of Annex C with respect to Scottish Hydro Electric Power Distribution Limited, and for every other licensee is zero.

United Utilities Electricity plc
Annex A: Values for PF by licensee

Licensee	PF (£m)

Central Networks West plc	1.1

Central Networks East plc	1.1

United Utilities Electricity plc	1.1

Northern Electric Distribution Limited	0.7

Yorkshire Eelectricity Distribution plc	1.0

Western Power Distribution (South West) plc	0.7

Western Power Distribution (South Wales) plc	0.5

EDF Energy Networks (LPN) plc	1.0

EDF Energy Networks (SPN) plc	1.0

EDF Energy Networks (EPN) plc	1.6

SP Distribution Limited	0.9

SP Manweb plc	0.7

Scottish Hydro-Electric Power Distribution Limited	0.3

Southern Electric Power Distribution plc	1.3

United Utilities Electricity plc

Annex B: Values for RVt by licensee
Central Networks West plc

RVt (£m)

1 April 2005	22.2
1 April 2006	21.1
1 April 2007	20.5
1 April 2008	20.5
1 April 2009	20.5

thereafter 20.5

Central Networks East plc

RVt (£m)

1 April 2005	21.8
1 April 2006	25.6
1 April 2007	27.4
1 April 2008	27.4
1 April 2009	27.4

thereafter 27.4

United Utilities Electricity plc

RVt (£m)

1 April 2005	18.3
1 April 2006	17.4
1 April 2007	17.3
1 April 2008	17.3
1 April 2009	17.3

thereafter 17.3

Northern Electric Distribution Limited

RVt (£m)

1 April 2005	11.9
1 April 2006	13.7
1 April 2007	13.7
1 April 2008	13.7
1 April 2009	13.7

thereafter 13.7

United Utilities Electricity plc

Yorkshire Electricity Distribution plc

RVt (£m)

1 April 2005	20.5
1 April 2006	19.5
1 April 2007	18.5
1 April 2008	18.4
1 April 2009	18.4

thereafter 18.4

Western Power Distribution (South West) plc

RVt (£m)

1 April 2005	14.4
1 April 2006	16.9
1 April 2007	18.2
1 April 2008	18.2
1 April 2009	18.2

thereafter 18.2

Western Power Distribution (South Wales) plc

RVt (£m)

1 April 2005	10.9
1 April 2006	12.8
1 April 2007	13.9
1 April 2008	13.9
1 April 2009	13.9

thereafter 13.9

EDF Energy Networks (LPN) plc

RVt (£m)

1 April 2005	18.1
1 April 2006	21.2
1 April 2007	23.3
1 April 2008	23.3
1 April 2009	23.3

thereafter 23.3

United Utilities Electricity plc
EDF Energy Networks (SPN) plc

RVt (£m)

1 April 2005	14.2
1 April 2006	13.4
1 April 2007	12.8
1 April 2008	10.9
1 April 2009	7.0

thereafter 7.0

EDF Energy Networks (EPN) plc

RVt (£m)

1 April 2005	24.5
1 April 2006	25.9
1 April 2007	25.9
1 April 2008	25.9
1 April 2009	25.9

thereafter 25.9

SP Distribution Limited

RVt (£m)

1 April 2005	28.4
1 April 2006	33.4
1 April 2007	33.4
1 April 2008	33.4
1 April 2009	33.4

thereafter 33.4

SP Manweb plc

RVt (£m)

1 April 2005	14.3
1 April 2006	13.5
1 April 2007	12.9
1 April 2008	11.7
1 April 2009	11.7

thereafter 11.7

United Utilities Electricity plc
Scottish Hydro-Electric Power Distribution Limited

RVt (£m)

1 April 2005	9.5
1 April 2006	11.2
1 April 2007	13.2
1 April 2008	14.7
1 April 2009	14.7

thereafter 14.7

Southern Electric Power Distribution plc

RVt (£m)

1 April 2005	30.2
1 April 2006	35.5
1 April 2007	38.0
1 April 2008	38.0
1 April 2009	38.0

thereafter 38.0

United Utilities Electricity plc

Annex C: Values in relation to MPAt

Part 1

Licensee	1998 costs	SOC (£m)
	(£m)

Central Networks West plc	0.00	0.000

Central Networks East plc	0.00	0.000

United Utilities Electricity plc	0.00	0.000

Northern Electric Distribution Limited	0.00	0.000

Yorkshire Electricity Distribution plc	0.00	0.000

Western Power Distribution (South West) plc	0.00	0.000

Western Power Distribution (South Wales) plc	0.00	0.000

EDF Energy Networks (LPN) plc	0.00	0.000

EDF Energy Networks (SPN) plc	0.00	0.000

EDF Energy Networks (EPN) plc	0.00	0.000

SP Distribution Limited	2.76	0.345

SP Manweb plc	0.00	0.000

Scottish Hydro-Electric Power Distribution Limited	1.24	0.155

Southern Electric Power Distribution plc	0.00	0.000

United Utilities Electricity plc

Part 2

1.	This Part 2 of Annex C applies solely to Scottish Hydro-Electric Power Distribution Limited.

where:

	TPCt	means the amount representing the annual cost of contracts with third party generators for supplying demand customers in Shetland for the relevant year t.

	LPSFt	means the amount representing the cost of fuel purchased for use by Lerwick Power Station (LPS) in relevant year t.

	LPSCt	means the capital and operating cost allowance for LPS in relevant year t calculated as follows:

where:

		LPSA	is the capital and operating cost allowance for LPS in respect of each relevant year and takes the value of £5.2 million.

		PIAHt	is the price index adjustment term in the relevant year t, which in the relevant year commencing 1 April 2002 has the value of 1 and thereafter is given by the following formula:

	EPt	means the cost of environmental permits in respect of generation on Shetland in relevant year t.

	SHt	means the income from units purchased by suppliers in respect of generation on Shetland for the relevant year t.

	SHBt	means the amount of the allowance assumed in setting PU and PE in special condition B1 (Restriction of distribution charges: demand use of system charges), which is derived from the following formula:

where:

		SHA	is the allowance assumed in setting PU and PE in 2002/03 prices and takes the value of £7 million.

United Utilities Electricity plc

SPECIAL CONDITION B3 – Restriction of distribution charges: total incentive revenue adjustment

1.	The purpose of this condition is to establish the total amount of incentive payment that adjusts allowed demand revenue to reflect the performance of the licensee with respect to the following incentive schemes:

	(a)	the distribution losses incentive scheme provided for under special condition C1 (Calculation of charge restriction adjustments arising from the distribution losses incentive scheme);

	(b)	the quality of service incentive scheme established pursuant to standard condition 49 (Quality of Service Incentive Scheme and Associated Information), also taking account of other aspects of quality of service performance provided for under special condition C2 (Calculation of charge restriction adjustments arising from performance in respect of quality of service); and

	(c)	the innovation funding incentive scheme established pursuant to standard condition 51 (Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding and Registered Power Zones).

Formula for incentive revenue (IPt)

2.	For the purposes of paragraph 3 of special condition B1 (Restriction of distribution charges: demand use of system charges), IPt is derived in accordance with the following formula:

where:

ILt	is the distribution losses incentive adjustment, and in the relevant year t is derived in accordance with the formula set out in paragraph 2 of special condition C1 (Calculation of charge restriction adjustments arising from the distribution losses incentive scheme).

IQt	is the quality of service incentive adjustment and in the relevant year t is derived from the formula set out in paragraph 2 or 3, as appropriate, of special condition C2 (Calculation of charge restriction adjustments arising from performance in respect of quality of service).

IFIt	is the innovation funding incentive adjustment and in the relevant year t is derived from the formula set out in paragraph 2 of special condition C3 (Calculation of charge restriction adjustments arising from the innovation funding incentive scheme).

United Utilities Electricity plc

SPECIAL CONDITION C1 – Calculation of charge restriction adjustments arising from the distribution losses incentive scheme

1.	The purpose of this condition is to establish the amount of incentive that adjusts allowed demand revenue so as to reflect the performance of the licensee under the scheme set out below in respect of distribution losses.

Formula for the losses incentive adjustment (ILt)

2.	For the purposes of paragraph 2 of special condition B3 (Restriction of distribution charges: total incentive revenue adjustment), ILt is calculated in accordance with the following formula:

where:

	LR	is the distribution losses incentive rate and takes the value of £48/MWh for units physically distributed on or after 1 April 2005.

	PLR	is the previous distribution losses incentive rate and takes the value of £32.24/MWh for units physically distributed before 1 April 2005.

	PIALt	is the price index adjustment, which in the relevant year commencing 1 April 2004 takes the value of 1, and in each subsequent relevant year is derived from the following formula:

	Lt	means, in respect of the relevant year t, the adjusted distribution losses calculated in accordance with the methodological basis set out in paragraphs 3 to 5 and 9.

	ALt	means an amount representing the benchmark level of distribution losses in the relevant year t calculated, subject to paragraphs 6 to 8 below, in accordance with the following formula:

where:

United Utilities Electricity plc

		ALP	is the allowed loss percentage and shall, unless the Authority has directed otherwise in accordance with paragraph 7, take the value set against the licensee’s name in Annex A.

		AUDt	means, in respect of the relevant year t, the adjusted units distributed as defined in paragraph 5.

	PVLt	means the number of units distributed recorded by the licensee, in respect of the relevant year t, that were physically delivered before 1 April 2005, and where the adjustment may be positive or negative.

	RPIt	is determined in accordance with paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

Basis of calculation of adjusted distribution losses (Lt)

3.	Adjusted distribution losses shall be deemed to be the difference between adjusted system entry volumes and adjusted units distributed.

4.	Adjusted system entry volumes shall be equal to the sum of:

(a)	all units metered on entering the licensee’s distribution system;

(b)	all units deemed to be entering the licensee’s distribution system by entry points that are unmetered; and

(c)	an amount (in units) representing the excess adverse effect on losses (DGAt) of units entering the system at entry points (other than entry points which are connected to an onshore transmission network) where the loss adjustment factor applied for settlement purposes is less than 0.997, as calculated by the following formula:

where:

	DGVit	is the total number of units, in respect of the relevant year t, entering the distribution system at entry point i; and

	LAGit	is the value, in the relevant year t, of the loss adjustment factor applicable to entry point i.

5.	Adjusted units distributed shall be equal to:

(a)	the sum of:

	(i)	all units distributed by the licensee metered at exit points on leaving the licensee’s distribution system, and

United Utilities Electricity plc

(ii) all units deemed to be leaving the licensee’s distribution system at exit points that are unmetered;

(b) but excluding:

(i) the units, whether metered or unmetered, recorded as distributed by the licensee and that were physically delivered before 1 April 2005, and

(ii) in respect of Scottish Hydro-Electric Power Distribution Limited, also those units deemed to be leaving the licensee’s distribution system at shared unmetered exit points.

6.	Subject to paragraph 7, the value of ALP set against the licensee’s name in Annex A shall apply so long as this condition continues in force.

7.	The Authority, having due regard to the purpose of this condition, and being satisfied, following consultation with the licensee, that there has been a material change (whether an improvement or a deterioration) in the quality of the information used to derive the adjusted system entry volumes or adjusted units distributed, may, with the licensee’s consent (which shall not be unreasonably withheld), direct the licensee to change the value of ALP, to which paragraph 6 refers, to a different value specified by the Authority.

8.	A change to the value of ALP in accordance with paragraph 7 may be directed by the Authority at any time during the year but shall not take effect before the beginning of the relevant year commencing immediately after the date of the direction.

9.	The licensee shall, unless otherwise agreed by the Authority, calculate each component of adjusted distribution losses for the relevant year t on the same basis as that used within the calculation of adjusted distribution losses in respect of the relevant year commencing 1 April 2002, pursuant to paragraph 7 of special condition D (Information to be provided to the Authority in connection with the charge restriction conditions), or in Scotland special condition E, of this licence in the form in which it was in force on 31 March 2005.

United Utilities Electricity plc

Annex A: Value for ALP by licensee

Licensee	ALP

Central Networks West plc	4.96

Central Networks East plc	5.69

United Utilities Electricity plc	5.68

Northern Electric Distribution Limited	5.20

Yorkshire Electricity Distribution plc	5.90

Western Power Distribution (South West) plc	6.96

Western Power Distribution (South Wales) plc	4.94

EDF Energy Networks (LPN) plc	6.54

EDF Energy Networks (SPN) plc	6.54

EDF Energy Networks (EPN) plc	6.32

SP Distribution Limited	6.45

SP Manweb plc	7.52

Scottish Hydro-Electric Power Distribution Limited	8.73

Southern Electric Power Distribution plc	6.74

United Utilities Electricity plc

SPECIAL CONDITION C2 – Calculation of charge restriction adjustments arising from performance in respect of quality of service

1.	The purposes of this condition are to establish:

(a) a mechanism to provide for adjustments to the charge restriction conditions to reflect the performance of the licensee in achieving targets for quality of supply;

(b) a mechanism to reward best practice by electricity distributors; and

(c) a mechanism to make adjustments to allowed demand revenue in relation to the normal and severe weather standards for supply restoration.

2.	For the purposes of paragraph 2 of special condition B3 (Restriction of distribution charges: total incentive revenue adjustment) in the relevant year commencing on 1 April 2005, IQt is the amount derived from the following formula:

where:

Qt-2 and Qt-3 shall each take the value of the respective term set against the licensee’s name in Annex E.

Qt-1, za and zb are the adjustments to revenue to reflect the licensee’s performance in the relevant year commencing 1 April 2004 and shall be calculated from the application of the provisions of special condition G (Incentive scheme: calculation of charge restriction adjustment) in place for that relevant year.

Y is an additional reward for outperformance where the licensee has failed to meet one of its interruption targets for the relevant year commencing 1 April 2004.

If, for the relevant year commencing 1 April 2004, CIIS is less than or equal to TAt and CMLISt is less than or equal to TBt, then Y shall be equal to zero.

If, for the relevant year commencing 1 April 2004, either CIISt is more than TAt or CMLISt is more than TBt, then Y shall be the amount derived from the following formula:

United Utilities Electricity plc

where each of the terms and other items in the formula shall be calculated from the application of the provisions of special condition G (Incentive scheme: calculation of charge restriction adjustment) of this licence in the form in which it was in force for that year.

	qft	is defined as set out in paragraph 9.

	qgt	is defined as set out in paragraph 10.

	It	means the average specified rate (which is defined under those words in special condition A1 (Definitions and interpretation)) in relevant year t.

3.	For the purposes of paragraph 2 of special condition B3 (Restriction of distribution charges: total incentive revenue adjustment) in the relevant year commencing on 1 April 2006, IQt shall be the amount derived from the following formula:

IQt = qft + qgt

In the relevant year commencing on 1 April 2007 and in each subsequent relevant year t, IQt shall be the amount derived from the following formula:

where:

	It	means the average specified rate (which is defined under those words in special condition A1 (Definitions and interpretation)) in relevant year t.

4.	For the purposes of paragraphs 3 and 5, and subject to paragraphs 11, 12 and 13:

	qat	means the adjustment to allowed demand revenue in respect of performance in relevant year t in relation to the target for the number of customers interrupted per 100 customers in that year and shall be derived from the following formula:

where:

		TAt	means the target for the number of customers interrupted for the relevant year t specified in the table in Annex A.

United Utilities Electricity plc

	CIISt	means the performance in respect of the number of customers interrupted in relevant year t and is derived from the formula:

CIISt = CIAt + (a x CIBt) + (b xCICt) + CIDt +CxCIEt)

where:
a	takes the value of 0.5 and b and c are zero.

	CIAt	is the number of customers interrupted per year arising from unplanned incidents on the licensee’s distribution system in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

	CIBt	is the number of customers interrupted per year arising from pre-arranged incidents on the licensee’s distribution system in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

	CICt	is the number of customers interrupted per year arising from incidents on the systems of the transmission company in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

	CIDt	is the number of customers interrupted per year arising from incidents on the systems of distributed generators in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

	CIEt	is the number of customers interrupted per year arising from incidents on any other connected systems in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

	PIAt	means the price index adjuster in relevant year t and is derived from the following formula:

where, for the relevant year commencing 1 April 2002, PIAt =1 and RPIt is as determined in accordance with paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

	IRAt	means the incentive rate for the number of customers interrupted specified for the relevant year t in the table in Annex A, expressed in £ million in 2002/03 prices.

United Utilities Electricity plc

		RLA	means the maximum percentage of base demand revenue exposed to the number of customers interrupted and has the value of 1.2.

		BRt	means base demand revenue in the relevant year t and is as defined in paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

5.	For the purposes of paragraph 3, and subject to paragraphs 11, 12 and 13:

	qbt	means the adjustment to allowed demand revenue in respect of performance in relevant year t in relation to the target for the duration of customer interruptions in that year and shall be derived from the following formula:

provided that:

and, where that is not the case, qbt shall be determined by the following formula:

where:

		TBt	means the target for the duration of customer interruptions for the relevant year t specified in the table in Annex A.

		CMLISt	means the performance in respect of the duration of customer interruptions in relevant year t and is derived from the formula:

where:

		d	takes the value of 0.5 and e and f each have the value of 0.10.

		CMLAt	is the duration of interruptions from unplanned incidents on the licensee’s distribution system in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

United Utilities Electricity plc

		CMLBt	is the duration of interruptions from pre-arranged incidents on the distribution system in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

		CMLCt	is the duration of interruptions arising from incidents on the systems of the transmission company in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

		CMLDt	is the duration of interruptions arising from incidents on the systems of distributed generators in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

		CMLEt	is the duration of interruptions arising from incidents on any other connected systems in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

		IRBt	means the incentive rate for the duration of customer interruptions specified for the relevant year t in the table in Annex A expressed in £ million in 2002/03 prices.

		PIAt	is defined as set out in paragraph 4 above.

		TRL	means the maximum percentage of base demand revenue exposed to penalties under the relevant elements of IQt for the relevant year t and has the value of 4.

		RLB	means the maximum percentage of base demand revenue exposed to the duration of customer interruptions and has the value of 1.8.

		BRt	means base demand revenue in the relevant year t and is as defined in paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

		SWEt	is defined as set out in paragraph 9.

6.	For the purposes of paragraphs 3 and 5:

	qct	means the adjustment to allowed demand revenue in respect of the severe weather telephony incentive in relevant year t and shall be derived from the following formula:

qc t= 0

7.	For the purposes of paragraphs 3 and 5:

United Utilities Electricity plc

		qdt	means the adjustment to allowed demand revenue in respect of overall surveyed performance in relevant year t in relation to the targets for the speed and quality of telephone response in that year.

In relevant year t, if APTR is greater than or equal to 4.5, qdt shall be the amount derived from the following formula:

qdt = 0.0005 × BRt

In relevant year t, if APTRt is greater than or equal to 4.1 and less than 4.5, qdt shall take the value of zero.

In relevant year t, if APTRt is less than 4.1, qdt shall be the amount derived from the following formula:

where:

		APTRt	is the actual overall performance score for the licensee in relevant year t, based on all assessed attributes in the survey of quality and speed of telephone response provided to the Authority by the company carrying out that survey, as notified by the Authority to the licensee.

		IRCt	means the penalty rate in the relevant year t for performance in respect of the speed and quality of telephone response and is derived from the following formula:

where:

		RLD	means the maximum percentage of base demand revenue exposed to penalties under the incentives for the quality and speed of telephone response and takes the value of 0.25.

		BRt	means base demand revenue in the relevant year t and is as defined in paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

8.	For the purpose of paragraph 3:

	qet	means such positive adjustment (if any) to allowed demand revenue in respect of the discretionary reward scheme for best practice in

United Utilities Electricity plc

relation to priority customers, communication, and corporate social responsibility as may be determined by the Authority.

9.	For the purposes of paragraphs 2, 3 and 5:

	qft	means the adjustment to revenue in respect of the standard of performance for supply restoration under severe weather conditions imposed on the licensee under regulation 6.

In relevant year t, qft shall be the amount derived from the following formula:

where:

	SWPDt	is the total amount of the payments in relevant year t which either have been paid to customers or, where not paid, which customers would have been entitled to claim for the licensee’s failure to meet the standard of performance for supply restoration under severe weather conditions imposed on the licensee under regulation 6.

	SWPMt	is the total amount of payments that the licensee has made formally to customers in relevant year t in respect of failure to meet the standard of performance for restoration under severe weather conditions imposed on the licensee under regulation 6 or that has been paid to customers in the form of ex gratia payments for a severe weather event in relevant year t, and in calculating SWPMt a maximum of £200 of payments per customer for any given event in relevant year t may be taken into account.

	RLE	means the maximum percentage of base demand revenue exposed to the severe weather arrangements for relevant year t and has the value of 2.

	SWEt	means the licensee’s total exposure to the severe weather arrangements in relevant year t and shall be derived from the following formula:

SWEt = qft – min (SWPMt ,SWPDt )

10.	For the purposes of paragraphs 2 and 3:

	qgt	means the adjustment to allowed demand revenue in respect of the standard of performance for supply restoration imposed on the licensee under regulation 5 and shall be the amount derived from the following formula:

qgt = min [(NCPMt – NCPDt),0]

United Utilities Electricity plc

where:

		NCPDt	is the total amount of the payments in relevant year t which either have been paid to customers or, where not paid, which customers would have been entitled to claim for the licensee’s failure to meet the standard of performance for supply restoration imposed on the licensee under regulation 5.

		NCPMt	is the total amount of the payments that the licensee has made formally to customers in relevant year t in respect of failure to meet the standard of performance for supply restoration imposed on the licensee under regulation 5 or that has been paid to customers in the form of ex gratia payments in respect of such failure.

11.	Where the report of an examiner specifies that the level of accuracy of any specified information used for the purpose of any formula in this condition is less than the level of accuracy specified for such information in the quality of service rigs, the Authority may, after consulting the licensee and having regard to all relevant information and circumstances, and so as to mitigate any distortion arising from that inaccuracy, by notice to the licensee direct which data shall be used in substitution for that information for the purposes of that formula.

12.	Where:
	(a)	the licensee considers that its performance in respect of any matter used for calculating CIISt or CMLISt has been affected by a severe weather event that meets the relevant exceptionality requirement defined in Annex B;

	(b)	the licensee has notified the Authority of such event within 14 days of the date upon which the licensee considers that such effect has ceased or within 14 days of the end of the relevant year (whichever is the earlier);

	(c)	the examiner or the Authority has verified the impact of the event on performance; and

	(d)	the Authority is satisfied that the severe weather event meets the relevant exceptionality requirement defined in Annex B, the licensee’s performance used for calculating CIISt or CMLISt shall be adjusted so as to exclude the full verified impact of the event as directed by the Authority.

13.	Where:

	(a)	the licensee considers that its performance in respect of any matter used for calculating CIISt or CMLISt has been affected by an event which does not meet the exceptionality requirement defined in Annex B but does meet the exceptionality requirements defined in Annex C;

United Utilities Electricity plc

	(b)	the licensee has notified the Authority of such event within 14 days of the date upon which the licensee considers that such effect has ceased or within 14 days of the end of the relevant year (whichever is the earlier);
	(c)	the examiner has reported to the Authority in respect of such event and its effect;
	(d)	the licensee has provided such further information, if any, as the Authority may require; and
	(e)	the Authority is satisfied that the event meets the exceptionality requirements defined in Annex C,

the Authority may, having regard to whether the licensee has met the criteria for mitigating actions set out in Annex D, by notice to the licensee direct that, for the purpose of calculating CIISt or CMLISt, or both, all or part of the impact of the event which is in excess of the relevant threshold in successive three-month periods from the start of the event until its effect has ceased shall be excluded from the relevant year’s performance of the licensee.

14.	A direction under paragraph 11, 12 or 13 shall not have effect unless, before it is made, the Authority has given notice to the licensee:

	(a)	setting out the terms of the proposed direction;
	(b)	stating the reasons why it proposes to issue the direction; and
	(c)	specifying the period (not being less than 14 days from the date of the notice) within which the licensee may make representations or objections, and has considered any such representations or objections and given reasons for its decision.

15.	A notice under paragraph 11 of standard condition 49 (Quality of Service Incentive Scheme and Associated Information) in relation to Appendix 2 of the quality of service rigs may not specify a date for the purposes of paragraph 11(a) of that condition which is other than a price control review date unless all distribution services providers have agreed that date.

16.	In this condition:

	(a)	any reference to a numbered regulation is a reference to the regulation bearing that number in the Electricity (Standards of Performance) Regulations 2005.

	(b)	where the terms “max” and “min” are used in any formula, for any two given amounts X and Y, “min (X,Y)” means X if X-Y is negative (and otherwise means Y), and “max (X,Y)” means Y if X-Y is negative (and otherwise means X).

	(c)	words and expressions defined for any purposes of:
(i) special condition B1 (Restriction of distribution charges: demand use of system charges); and
(ii) standard condition 49 (Quality of Service Incentive Scheme and Associated Information),
shall have the same meaning when used in this condition.

United Utilities Electricity plc

(d)	words and expressions defined in the quality of service rigs which are used in this condition shall have the same meaning as in that document.

Annex A: Targets and incentive rates for interruptions: United Utilities Electricity plc

Relevant year	1 April	1 April	1 April	1 April	1 April
commencing:	2005	2006	2007	2008	2009

TAt	57.2	57.1	57.1	57.1	57.1

IRAt (£ million 2002/03 prices)	0.18	0.18	0.18	0.19	0.19

TBt	59.8	58.1	56.4	54.7	53.0

IRBt (£ million 2002/03 prices)	0.22	0.23	0.23	0.24	0.25

United Utilities Electricity plc

Annex B: Exceptionality requirement for severe weather events

The relevant requirement for a severe weather event to be treated as exceptional for the purposes of paragraph 12 is that the number of incidents caused by the event at distribution higher voltage in any 24-hour period is equal to or greater than the severe weather exceptionality threshold:

where, for the purposes of this condition:

(a)	the severe weather exceptionality threshold is equal to the number of incidents set against the name of the licensee in the table below;

(b)	“distribution higher voltage” means nominal voltages of more than 1000 volts up to and including 132 kilovolts; and

(c)	“incidents” are as defined in the quality of service rigs.

Licensee	Severe weather
exceptionality
threshold

Central Networks West plc	63

Central Networks East plc	58

United Utilities Electricity plc	47

Northern Electric Distribution Limited	36

Yorkshire Electricity Distribution plc	35

Western Power Distribution (South West) plc	54

Western Power Distribution (South Wales) plc	46

EDF Energy Networks (LPN) plc	10

EDF Energy Networks (SPN) plc	46

EDF Energy Networks (EPN) plc	72

SP Distribution Limited	79

SP Manweb plc	61

Scottish Hydro-Electric Power Distribution	61

Southern Electric Power Distribution plc	62

United Utilities Electricity plc

Annex C: Exceptionality requirements for other events

For the purposes of paragraph 13, the exceptionality requirements for an event not falling within paragraph 12 are:

(a)	that the occurrence of the event (including, without limitation, an event arising from an incident on a transmission network or other connected network, or from terrorism or vandalism) is outside the control of the licensee and is a consequence of an external cause; and

(b)	that the event contributes more than the relevant threshold amount to CIISt or CMLISt in a three-month period,

where, in paragraph (b), the relevant threshold amounts for CIISt and CMLISt respectively are those set against the name of the licensee in the table below.

	CI	CML
Licensee	threshold	threshold
	amount	amount

Central Networks West plc	1.1	0.9

Central Networks East plc	1.0	0.8

United Utilities Electricity plc	1.1	0.9

Northern Electric Distribution Limited	1.6	1.3

Yorkshire Electricity Distribution plc	1.2	0.9

Western Power Distribution (South West) plc	1.7	1.4

Western Power Distribution (South Wales) plc	2.3	1.9

EDF Energy Networks (LPN) plc	1.1	0.9

EDF Energy Networks (SPN) plc	1.2	0.9

EDF Energy Networks (EPN) plc	0.7	0.6

SP Distribution Limited	1.3	1.0

SP Manweb plc	1.7	1.4

Scottish Hydro-Electric Power Distribution	3.7	2.9

Southern Electric Power Distribution plc	0.9	0.7

United Utilities Electricity plc

Annex D: Criteria for mitigating actions

For the purposes of paragraph 13, the criteria for mitigating actions are:

(a)	that the licensee’s actions (or lack of actions) were not contributory factors to the occurrence of the event; and

(b)	that the licensee took all appropriate steps within its power:

	(i)	to limit the number of customers interrupted by the event, and

	(ii)	to restore customers’ supplies quickly and efficiently, having due regard to safety and other legal obligations.

Annex E: Values for Q by licensee

For the purpose of calculating IQt for the relevant year commencing 1 April 2005, the values of Qt-2 and Qt-3 for each licensee are as set out in the table below.

Licensee	Qt-3	Qt-2

Central Networks West plc	–£42,523	£54,025

Central Networks East plc	£78,531	–£249,159

United Utilities Electricity plc	–£530,583	£34,910

Northern Electric Distribution Limited	£128,076	£138,097

Yorkshire Electricity Distribution plc	£102,352	£96,044

Western Power Distribution (South West) plc	£113,704	£142,162

Western Power Distribution (South Wales) plc	£48,633	£91,263

EDF Energy Networks (LPN) plc	–£225,240	–£282,750

EDF Energy Networks (SPN) plc	–£16,002	–£55,071

EDF Energy Networks (EPN) plc	–£148,927	–£221,721

SP Distribution Limited	£49,620	£72,480

SP Manweb plc	£29,875	–£381,372

Scottish Hydro-Electric Power Distribution	£157,222	£197,028

Southern Electric Power Distribution plc	£171,883	£202,806

United Utilities Electricity plc

SPECIAL CONDITION C3 – Calculation of charge restriction adjustments arising from the innovation funding incentive scheme

1.	The purpose of this condition is to provide for adjustments to allowed demand revenue to reflect the performance of the licensee in relation to its investment in innovation under the innovation funding incentive (IFI) scheme established pursuant to standard condition 51 (Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding and Registered Power Zones).

2.	For the purposes of paragraph 2 of special condition B3 (Restriction of distribution charges: total incentive revenue adjustment), IFIt is derived for the relevant year t from the formula:

where:

	IFIEt	means the eligible IFI expenditure for the relevant year t as reported in the IFI annual report for that year (provided that any such expenditure incurred between 1 October 2004 and 31 March 2005 inclusive shall be treated as if incurred in the relevant year commencing 1 April 2005).

	CBRt	means combined distribution network revenue in the relevant year t as defined in special condition A1 (Definitions and interpretation).

	ptrit	is the pass-through factor applicable for the relevant year t as specified below:

Relevant year 1	2005/06	2006/07	2007/08	2008/09	2009/10

ptrit	0.9	0.85	0.8	0.75	0.7

KIFIt	is the IFI carry-forward in relation to the incentive scheme as set out in the IFI annual report for relevant year t-1, and is calculated from the following formula:

where, for the year commencing 1 April 2005, KIFIt shall be zero.

United Utilities Electricity plc

3.	For the purposes of the incentive scheme, the eligible IFI internal expenditure that qualifies as eligible IFI expenditure in the relevant year t (IFIIEt) shall not exceed the amount determined by the following formula:

where:

	IFIIEt	is the eligible IFI internal expenditure that qualifies as eligible IFI expenditure for the relevant year t.

	z	shall take the value, except insofar as the Authority consents otherwise, of 0.15.

4.	For the purposes of this condition:

		“eligible IFI internal expenditure”	means that amount of eligible IFI expenditure spent or accrued on the internal resources of the licensee;

		“eligible IFI expenditure”	means the amount of expenditure spent or accrued by the licensee in respect of eligible IFI projects;

		“eligible IFI projects”	means those projects that meet the requirements described for such projects; and

		“IFI annual report”	means the report produced each year by the licensee, in a format agreed with the Authority, in respect of expenditure on innovation,

in each case above, all as more fully set out in the regulatory instructions and guidance for the time being in force under standard condition 51 (Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding, and Registered Power Zones) in relation to the incentive schemes established under that condition.

United Utilities Electricity plc

SPECIAL CONDITION D1 – Restriction of distribution charges: generation use of system charges

1.	The purposes of this condition are to establish the charge restrictions that determine the level of allowed network generation revenue that may be recovered from generation use of system charges by the licensee and to set out the obligation of the licensee in respect of those restrictions.

Formula for allowed network generation revenue (AGt)

2.	The licensee, in setting its generation use of system charges, shall take all appropriate steps within its power to ensure that, in the relevant year t, network generation revenue does not exceed allowed network generation revenue calculated in accordance with the following formula:

where:

	AGt	means allowed network generation revenue in the relevant year t.

	IGt	is the incentive revenue for distributed generation, and in the relevant year t is derived from the formula in paragraph 2 of special condition D2 (Calculation of charge restriction adjustments arising from the incentive schemes for distributed generation and registered power zones).

	RPZt	is the incentive revenue for registered power zones, and in the relevant year t is derived from the formula in paragraph 9 of special condition D2 (Calculation of charge restriction adjustments arising from the incentive schemes for distributed generation and registered power zones).

	KGt	means the correction factor in relevant year t, whether of a positive or negative value, calculated in accordance with the formula given in paragraph 3.

Formula for the correction factor (KGt)

3.	For the purpose of paragraph 2, KGt is derived from the following formula:

where:

	RGt-1	means the network generation revenue in the year preceding the relevant year t, except in the relevant year commencing 1 April 2005 where RGt-1 shall take the value of zero.

United Utilities Electricity plc

AGt-1	means allowed network generation revenue in the year preceding the relevant year t, except in the relevant year commencing 1 April 2005 where AGt-1 shall take the value of zero.

It	means the average specified rate (as defined under those words in special condition A1 (Definitions and interpretation)) in the relevant year t.

PRt	means the rate of interest that is applicable in accordance with paragraph 2 of special condition E1 (Charge restriction conditions: supplementary restrictions).

United Utilities Electricity plc

SPECIAL CONDITION D2 – Calculation of charge restriction adjustments arising from the incentive schemes for distributed generation and registered power zones

1.	The purposes of this condition are to provide for adjustments to allowed network generation revenue so as to reflect the performance of the licensee in relation to the incentive schemes for distributed generation and registered power zones established pursuant to standard condition 51 (Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding and Registered Power Zones).

2.	For the purposes of paragraph 2 of special condition D1 (Restriction of distribution charges: generation use of system charges), IGt is the amount derived from the following formula:

3.	For the purposes of paragraph 2, GIt means the total incentive payment in the relevant year t, as derived from the following formula:

where:

	PIAGt	is the price index adjuster relating to DG, and is as set out in paragraph 6.

	gir	is the incentive rate for the scheme, which takes the value of £1500 per MW of incentivised DG capacity, except in relation to Scottish Hydro-Electric Power Distribution Limited where it shall take the value of £2000 per MW.

	gct	is the total incentivised capacity of relevant DG that is directly or indirectly connected to the licensee’s distribution system as at 31 March of the relevant year t , expressed in MW.

4.	For the purposes of paragraph 2, GPt means an amount representing the pass-through revenue in respect of the connection of distributed generation in the relevant year t , and is calculated in accordance with the following formula:

United Utilities Electricity plc

where:

	PIAGt	is the price index adjuster relating to DG, and is as set out in paragraph 6.

	r	is the allowed pre-tax cost of capital, expressed in real terms, which, for the purposes of this condition, shall take the value of 6.9%.

	y	is the value of t for the relevant year commencing 1 April 2005.

	P	means the number of complete relevant years over which use of system capex is remunerated, which for the purposes of this condition takes the value of 15.

	gpj	means the amount of total use of system capex that is subject to the pass-through arrangement of the incentive scheme in the relevant year j and is derived from the following formula:

where:

		ptrg	is the pass-through rate and shall take the value of 0.8.

		gpsj	is the amount, expressed in pounds sterling, of use of system capex for DG for relevant year j .

		gpcj	is the amount, expressed in pounds sterling, of shared connection capex for DG for relevant year j .

	gt j	is the amount of capex that is excluded from this calculation to reflect the transfer of capex from the DG incentive scheme in accordance with paragraph 8.

5.	For the purposes of paragraph 2, GOt is the adjustment to allowed network generation revenue in respect of the operational and maintenance costs of total capex for DG for relevant year t , and is derived from the following formula:

where:

United Utilities Electricity plc

	PIAGt	is the price index adjuster relating to DG, and is as set out in paragraph 6.

	gct	is as defined in paragraph 3.

	gor	is the allowed operational and maintenance rate for all relevant DG, and has a value of £1000 per MW of incentivised DG capacity.

6.	For the purposes of this condition, PIAGt is the price index adjuster in relevant year t as derived from the following formula:

Where:

for the relevant year commencing 1 April 2005, PIAGt =1.

RPIt is as defined as in paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

7.	For the purposes of this condition, the incentive rate for the scheme, git, shall take the value set out in paragraph 3 for each and every relevant year up to and including the relevant year commencing 1 April 2024 insofar as it is applied to incentivised DG capacity relevant to the licensee’s distribution system during the period from 1 April 2005 to 31 March 2010.

8.	For the purpose of determining gtj in paragraph 4, the licensee, with the consent of the Authority, may exclude capex in respect of those assets for which capex has been initially treated as use of system capex for DG but in respect of which:

	(a)	the incentivised DG capacity utilising those assets has fallen because the owner or operator of a relevant DG, or any agent thereof, has terminated its agreements for generator use of system (or such parts of any other use of system agreements as may apply) and connection to an authorised distributor’s distribution system, or has otherwise reduced the capacity required; and

	(b)	those assets have a value that has not been fully depreciated through generation use of system charges for 15 complete relevant years in accordance with paragraph 4.

9.	For the purposes of paragraph 2 of special condition D1 (Restriction of distribution charges: generation use of system charges), RPZt (the incentive revenue for registered power zones in the relevant year t) is derived from the formula:

where:

United Utilities Electricity plc

	PIAGt	is the price index adjuster relating to DG, and is as set out in paragraph 6.

	RPZM	means the annual cap on RPZ revenue and takes the value of £500,000.

	giz	means the incremental incentive rate for connecting a relevant DG within that area registered by the Authority as a registered power zone, and shall take a value of £3000 per MW of RPZ DG capacity.

	gczt	is the amount of RPZ DG capacity, expressed in MW, connected to the licensee’s distribution system in the relevant year t, as at 31 March of that year, within that area registered by the Authority as a registered power zone for the purposes of this condition.

10.	For the purposes of this condition:

“capex”	means costs directly incurred by the licensee in relation to the installation or reinforcement of electrical lines or electrical plant forming part of the licensee’s distribution system.

“incentivised DG capacity”	in relation to any relevant year, means the highest active electrical power that could be generated (or the relevant incremental change in this amount in cases involving the expansion of existing distributed generation) by a relevant DG for that year, according to:

	(a)	the connection and use of system agreements in force on 31 March of that relevant year in relation to the relevant plant or apparatus; or

	(b)	in any case of generation covered by Engineering Recommendation G83/1 (or any authorised successor thereof), the notification received by the licensee on or before 31 March of that year,

in each case as connected at 31 March of the relevant year;

“relevant DG”		means distributed generation (except for distributed generation operating in parallel with the licensee’s distribution system for the purposes of standby) which has a connection start date on or after 1 April 2005 and is eligible for use of system charges (if any) in accordance with the licensee’s use of system charging methodology in place on or after 1 April 2005;

“RPZ DG capacity”		means the sum of incentivised DG capacity of all relevant DG with a connection point to that part of the licensee’s distribution system that forms a

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registered power zone;

“shared connection capex for DG”	means that part of the total capex for DG that is to be recovered from generation connection charges payable to the licensee, but exclusive of all costs relating to sole-use assets and, where appropriate, exclusive also of the incremental costs in excess of the high-cost project threshold (as set out in the licensee’s connection charging methodology statement in place on or after 1 April 2005);

“total capex for DG”	means the sum of all costs directly incurred by the licensee in relation to the installation or reinforcement of electrical lines or electrical plant necessary for the connection of relevant DG or any proposed or expected relevant DG for subsequent relevant years and, for the avoidance of doubt, includes the increase in the present value of costs resulting from the advancement in time, to within the relevant year, of the reinforcement of assets so as to facilitate the connection of the relevant DG;

“total incentivised DG capacity”	means the sum, for all relevant DG for the licensee’s distribution system, of the incentivised DG capacity; and

“use of system capex for DG”	means that amount of total capex for DG that is not remunerated through connection charges payable to the licensee,

in each case above, all as more fully set out in the regulatory instructions and guidance for the time being in force under standard condition 51 (Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding and Registered Power Zones) in relation to the incentive schemes established under that condition.

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SPECIAL CONDITION E1 – Charge restriction conditions: supplementary restrictions

1.	The purpose of this condition is to set out the supplementary restrictions on distribution charges levied by the licensee.

Restrictions on over- and under-recoveries

2.	For the purposes of paragraph 5 of special condition B1 (Restriction of distribution charges: demand use of system charges) and paragraph 3 of special condition D1 (Restriction of distribution charges: generation use of system charges), the interest rate adjustment PRt shall be determined as follows:

(a) if, in respect of the relevant year t-1, the combined distribution network revenue exceeds the combined allowed distribution network revenue by more than 2 per cent, PRt shall take the value of 3; or

(b) if, in respect of the relevant year t-1, the combined distribution network revenue is less than the combined allowed distribution network revenue by more than 2 per cent, PRt shall take the value of zero;

and otherwise:

(c) PRt shall take the value of 1.5.

Restrictions on demand charges

3.	If, in respect of any relevant year, regulated demand revenue exceeds allowed demand revenue by more than 4 per cent, the licensee shall provide an explanation to the Authority and in the next following relevant year shall not, unless and insofar as the Authority consents, increase demand use of system charges.

4.	If, in respect of each of two successive relevant years, regulated demand revenue is less than 90 per cent of allowed demand revenue, the Authority, after consultation with the licensee, may direct that, in calculating KDt for the purposes of paragraph 5 of special condition B1 (Restriction of distribution charges: demand use of system charges) in respect of the next following relevant year, there shall be substituted for the amount represented by RDt-1 in the formula at that paragraph such amount as the Authority may specify, being an amount not less than RDt-1 and not more than 0.9 × (ADt-1).

Restrictions on generation charges

5.	If, in respect of any relevant year, network generation revenue exceeds allowed network generation revenue by more than 10 per cent, the licensee shall provide an explanation to the Authority and in the next following relevant year shall not, unless and insofar as the Authority consents, increase generation use of system charges.

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6.	If, in respect of each of two successive relevant years, network generation revenue is less than 75 per cent of allowed network generation revenue, the licensee shall provide an explanation to the Authority and in the next following relevant year shall not, unless the Authority consents, increase generation use of system charges by more than 20 per cent.

Distribution unit categories

7.	Not less than three months after the start of the relevant year commencing 1 April 2005, the licensee shall give the Authority a statement specifying separately those use of system charges in respect of which the licensee intends to treat the units distributed as falling within the definition of each of LV1 units and LV2 units and LV3 units respectively.

8.	If the licensee introduces a category of use of system charges not identified in the statement provided to the Authority in accordance with paragraph 7, the licensee shall provide a statement to the Authority specifying the distribution unit categories that units distributed, in respect of those use of system charges introduced by the licensee, are to be treated as falling within.

9.	Where the Authority is satisfied that a use of system charge or charges in respect of which the licensee has treated the units as falling within one of the distribution unit categories i should not be so treated, the Authority shall after consultation with the licensee issue a direction specifying the category into which the units should fall and shall specify the date from which they should be so treated, being a date not earlier than 1 April 2005.

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SPECIAL CONDITION F1 – Restriction of basic metering charges

1.	The purposes of this condition are to establish the restrictions on charges for basic meter asset provision and basic meter operation services provided by the licensee and to set out the obligations of the licensee in respect of those restrictions.

Part A: Basic meter asset provision

2.	The licensee shall, in setting charges for basic meter asset provision in accordance with standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services), ensure that those charges do not exceed the limits imposed by paragraphs 3 to 7.

Restraints on charges for single-phase single-rate credit meters

3.	The licensee shall, in setting charges for the provision of a single-phase single-rate credit meter, ensure that the total charge is at no time greater than the value derived from the following formula:

SRCMt = £1.12 × PITt

where:

	SRCMt	is the maximum amount that the licensee may charge for the provision of a single-phase single-rate credit meter in the relevant year t.

	PITt	shall be the value determined in accordance with paragraph 11.

Restraints on charges for single-rate token prepayment meters

4.	The licensee shall, in setting charges for the provision of a single-rate token pre-payment meter, ensure that the total charge is at no time greater than the value derived from the following formula:

where:

	TPPMt	is the maximum amount that the licensee may charge for the provision of a single-rate token prepayment meter in the relevant year t.

	TPPMAV	means the modern equivalent asset value of a single-rate token pre-payment meter and shall take the value of £59.00.

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	LTt	is the current expected life of a single-rate token prepayment meter, as calculated using the following formula:

LTt = 9.72 –LRTPPMt

where:

		LRTPPMt	means the allowed reduction in the expected asset life of a single-rate token prepayment meter since 1 April 2005 as determined in accordance with paragraph 17 to 21.

	LTWt	shall take the value of rounded down to the nearest integer.

	PITt	shall be the value determined in accordance with paragraph 11.

Restraints on charges for single-rate key prepayment meters

5.	The licensee shall, in setting charges for the provision of a single-rate key prepayment meter, ensure that the total charge is at no time greater than the value derived from the following formula:

where:

	KPPMt	is the maximum amount that the licensee may charge for the provision of a single-rate key prepayment meter in the relevant year t.

	KPPMAV	means the modern equivalent asset value of a single-rate key prepayment meter and shall take the value of £60.31.

	LKt	is the current expected life of a single-rate key prepayment meter, as calculated in accordance with the following formula:

LKt= 9.34 – LRKPPMt

where:

		LRKPPMt	means the allowed reduction in the expected asset life of a single-rate key prepayment meter since 1 April 2005 as determined in accordance with paragraphs 17 to 21.

	LKWt	shall take the value of LKt rounded down to the nearest integer.

	PITt	shall be the value determined in accordance with paragraph 11.

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Restraints on charges for single-rate smartcard prepayment meters

6.	The licensee shall, in setting charges for the provision of a single-rate smartcard prepayment meter, ensure that the total charge is at no time greater than the value derived from the following formula:

where:

	SPPMt	is the maximum amount that the licensee may charge for the provision of a single-rate smartcard prepayment meter in the relevant year t.

	SPPMAV	means the modern equivalent asset value of a single-rate smartcard prepayment meter and shall take the value of £62.77.

	LSt	is the current expected life of a single-rate smartcard prepayment meter, as calculated in accordance with the following formula:

LSt = 7.00 – LRSPPMt

where:

		LRSPPMt	means the allowed reduction in the expected asset life of a single-rate smartcard prepayment meter since 1 April 2005 as determined in accordance with paragraph 17 to 21.

	LSWt	shall take the value of LSt rounded down to the nearest integer.

	PITt	shall be the value determined in accordance with paragraph 11.

Restraints on charges for all other types of meter provided under standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services)

7.	The licensee shall, in setting charges for the provision of types of meter under standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services) other than those covered by paragraphs 3 to 6, ensure that the total charge for such provision is at no time greater than the value derived from the following formula:

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where:

	MAPPC	is the maximum amount that the licensee may charge for the provision of types of meter other than those covered by paragraphs 3 to 6 in the relevant year t.

	MEAPi	is the modern equivalent asset purchase price of the meter type i as at 1 June 2003 or the nearest determinable date after 1 June 2003.

	ELAi	is the current expected economic life of the meter type i.

	PITt	shall take the value determined in accordance with paragraph 11.

8.	The following types of meter shall (without limitation and subject to the right of the licensee to sub-divide any such type in order to facilitate cost-reflective charging) constitute those which are covered by the provisions of paragraph 7:

	(a)	multi-rate single-phase credit meters;

	(b)	multi-rate single-phase prepayment meters;

	(c)	poly-phase single-rate whole current meters;

	(d)	poly-phase multi-rate whole current meters; and

	(e)	non-half hourly current transformer meters.

Part B: Basic meter operation services

9.	The licensee shall, in setting its charges for the services of basic meter operation provided in accordance with standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services), take all appropriate steps within its power to ensure that basic meter operation revenue in the relevant year t does not exceed the amount represented by the term MOPt being allowed meter operation revenue) calculated in accordance with the following formula:

MOPt = MOPRt – RMAt

where:

	MOPRt	is the baseline meter operation revenue derived from the following formula:

MOPRt= MRV × PITt

where:

		MRV	is the baseline meter operation allowance in 2002/03 prices and shall take the value of that term set against the licensee’s name in Annex A.

		PITt	shall take the value determined in accordance with paragraph 11.

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	RMAt		is the adjustment to the revenue associated with basic meter operation and is derived from the formula given in paragraph 10.

10.	For the purposes of paragraph 9, RMAt is derived from the following formula:

RMAt = SCAt + PCAt + CTCAt

where:

	SCAt	is the revenue adjustment for changes in the level of single-phase metering chargeable activities and is calculated using the following formula:

SCAt = (FSCA – SPCAt ) × (21.37 × PITt)

where:

		FSCA	is the starting value for the single-phase metering chargeable activities and shall take the value of that term set against the licensee’s name in Annex A.

		SPCAt	is the number of single-phase metering chargeable activities undertaken in the relevant year t.

		PITt	shall be the value determined in accordance with paragraph 11.

	PCAt	is the revenue adjustment for changes in the level of poly-phase metering chargeable activities and is calculated in accordance with the following formula:

PCAt = (FPCA – PPCAt(×(34.91 × PITt)

where:

		FPCA	is the starting value for the poly-phase metering chargeable activities and shall take the value of that term set against the licensee’s name in Annex A.

		PPCAt	is the number of poly-phase metering chargeable activities undertaken in the relevant year t.

		PITt	shall take the value determined in accordance with paragraph 11.

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	CTCAt	is the revenue adjustment for changes in the level of current transformer metering chargeable activities and is calculated using the following formula:

CTCAt = (FCTA - CCAt) × (106.67 × PITt )

where:

		FCTA	is the starting value for the current transformer metering chargeable activities and shall take the value of that term set against the licensee’s name in Annex A.

		CCAt	is the number of current transformer metering chargeable activities undertaken in the relevant year t.

		PITt	shall take the value determined in accordance with paragraph 11.

11.	For the purposes of paragraphs 3 to 10, the price index adjustment (PIT) shall be calculated as follows:

where:

		PITt	in the relevant year commencing 1 April 2002 shall take the value of 1.

		RPIt	is determined in accordance with paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

Part C: Relief from onerous obligations

12.	This paragraph applies where the licensee considers:

	(a)	that the selective appointment by a supplier (“the relevant supplier”) of a provider or providers other than the licensee of basic meter operation services has materially altered, or is likely so to alter, the average cost to the licensee of meeting its obligations pursuant to standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services) in respect of the provision of basic meter operation services;

	(b)	that as a consequence it is necessary for the licensee to depart from its published statement of charges prepared in accordance with paragraph 1 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency) by increasing the charges to be levied on the relevant supplier for the continuing provision of basic meter operation services; and

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	(c)	that the increase in those charges required by the licensee would, in the absence of a derogation from the requirements of paragraph 9 above in respect of allowed meter operation revenue, have the effect in any relevant year of putting the licensee in breach of this condition.

13.	Where paragraph 12 applies, the licensee may apply to the Authority for permission to increase the charges to be levied on the relevant supplier for the continuing provision of such of the basic meter operation services as are the subject of the licensee’s request, stating why such changes are considered to be required, setting out the nature of the change in respect of each of the services in question, and providing such other information to support its application as the Authority may require.

14.	The licensee may, with effect from the date of the application made in accordance with paragraph 13, levy the charges specified in that application in respect of the relevant supplier if:

	(a)	the Authority confirms that it consents to such charges with or without amendment and to such extent and on the basis of such terms and conditions as it may specify; or

	(b)	the Authority has not, within 90 days after its receipt of the application, issued a direction requiring the licensee not to exceed the allowed meter operation revenue calculated in accordance with paragraph 9.

Part D: Excluded metering services

15.	For the avoidance of doubt, a premium on those charges for the following enhanced appointment services may fall to be chargeable under the provisions of special condition A2 (Scope of the charge restriction conditions):

	(a)	out of hours service appointments in time zone 2;
	(b)	out of hours service appointments in time zone 3
	(c)	two-hour time-banded appointments;
	(d)	same-day appointments; and
	(e)	next-day appointments,

where time zone 2 covers any time on a working day from the end of contractual working hours until 11pm from Monday to Saturday and time zone 3 covers:

(i) any time on a working day from 11pm to the start of contractual working hours; and
(ii) all day on Sunday or any other non-working day.

16.	Those charges for the provision of services in relation to which paragraph 15 applies shall be set at a level which will allow the licensee to recover no more than its reasonable costs and a reasonable rate of return in providing those services.

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Part E: Determination of the reduction in asset life

17.	For the purposes of paragraphs 4 to 6, where the licensee considers that the expected asset life of:

(a) a single-rate token prepayment meter;
(b) a single-rate key prepayment meter; or
(c) a single-rate smartcard prepayment meter,

has, as the result of supplier action, fallen below the level assumed for the purposes of establishing the relevant charge restriction, the licensee may, by notice to the Authority, propose a relevant reduction in the asset life for the purposes of this condition.

18.	A relevant reduction under paragraph 17 is one which, in the opinion of the licensee, would, if made, have the effect of enabling the licensee to recover the efficient costs incurred or likely to be incurred in relation to basic meter asset provision.

19.	A notice served by the licensee in accordance with paragraph 17 must:

(a) specify the restriction to which the notice relates;

(b) set out the basis (including by reference to the effects of supplier activity) on which the licensee has calculated the relevant reduction; and

(c) state the date from which the licensee wishes the Authority to agree that the relevant reduction shall have effect (“the reduction date”).

20.	Where the licensee serves a notice under paragraph 17, the Authority:

(a) following consultation with the licensee; and
(b) having particular regard to the purposes of this condition,

may, within 28 days of receiving such notice, determine the relevant reduction in the expected asset life for the purposes of this condition in such manner as it considers appropriate.

21.	If the Authority has not determined the relevant reduction within 28 days of receiving a notice from the licensee under paragraph 17, and such a notice has not been withdrawn, the licensee may apply the relevant reduction with effect from the reduction date for all relevant purposes of this condition.

22.	For the purposes of this condition:

	“current transformer metering chargeable activities”	means, with the exception of single-phase metering chargeable activities and poly- phase metering chargeable activities, those activities performed and charged for under contract as at 1 June 2003 in relation to current transformer meter types.

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“modern equivalent asset purchase price”	in relation to any type of meter, means the purchase price of a new meter of the same functionality as that type of meter.

“poly-phase metering chargeable activities”	means, with the exception of single-phase metering activities and current transformer metering chargeable activities, those activities performed and charged for under contract as at 1 June 2003 in relation to poly-phase meter types.

“single-phase metering chargeable activities”	means, with the exception of poly-phase metering chargeable activities and current transformer metering chargeable activities:

(a) activities performed and charged for under contract as at 1 June 2003 in relation to single-phase meter types; and

(b) the activities set out below:

• resealing a meter
• installing a timeswitch or teleswitch
• reprogramming a meter where it is not part of a bulk reprogramming operation
• de-energising or re-energising a meter
• making an abortive visit (not including a cancelled visit) to premises, and
• attending a visit by a DTI inspector

in each case regardless of the type of meter on which the work is, or is to be, performed.

“single-phase single-rate credit meter”	means an induction type (or electronic) alternating current single-phase two-wire single-rate credit meter.

“single-phase key prepayment meter”	means a meter which uses an essential element (the key) for transferring information from a point of sale for electricity credit to a unique prepayment meter or vice versa.

“single-phase smartcard prepayment meter”	means a meter which uses an essential element (the smartcard) for transferring information from a point of sale for electricity credit to a unique prepayment meter or vice versa.

“single-phase token prepayment meter”	means a meter which uses an essential element (the token) for transferring information from a point of sale for electricity credit to a unique prepayment meter.

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Annex A: Values for MRV, FSCA, FPCA, and FCTA by licensee

Licensee	MRV	FSCA	FPCA	FCTA
	£million

Central Networks West plc	8.39	251,266	9,813	921

Central Networks East plc	8.74	275,625	14,095	967

United Utilities Electricity plc	6.20	191,806	7,491	703

Northern Electric Distribution Limited	7.52	273,618	3,418	1,111

Yorkshire Electricity Distribution plc	7.42	253,623	9,905	930

Western Power Distribution (South West) plc	6.06	211,362	6,883	674

Western Power Distribution (South Wales) plc	4.19	143,197	5,593	525

EDF Energy Networks (LPN) plc	7.95	221,137	10,165	3,891

EDF Energy Networks (SPN) plc	8.73	270,969	11,972	4,404

EDF Energy Networks (EPN) plc	10.78	377,151	13,390	1,009

SP Distribution Limited	4.66	146,912	3,459	129

SP Manweb plc	3.66	108,320	3,906	1,574

Scottish Hydro-Electric Power Distribution Limited	2.69	88,294	3,448	324

Southern Electric Power Distribution plc	9.09	310,974	12,145	1,140

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SPECIAL CONDITION G1 – Restriction of distribution charges outside the distribution services area

1.	The purpose of this condition is to establish the charge restrictions that apply to charges for demand use of system levied by the licensee in respect of its distribution business outside the distribution services area.

2.	The licensee shall make available and continue to make available charges for the provision of use of system to any authorised supplier using the licensee’s network to supply domestic customers.

3.	The licensee’s demand use of system charges in respect of the distribution of electricity to domestic customers may vary according to the distribution services area of the licensed distributor within which domestic premises are connected to the licensee’s distribution system.

4.	The licensee shall set those charges so that, except with the prior written consent of the Authority, the standing charge, unit rate and any other component thereof shall not exceed its demand use of system charges to equivalent domestic customers.

5.	For the purposes of this condition, the demand use of system charges to equivalent domestic customers are the charges for demand use of system levied by that licensed distributor which is subject to a distribution services direction specifying the distribution services area in which the domestic premises connected to the licensee’s system are located.

6.	The Authority may specify, by direction, which of the charges for demand use of system levied by the licensed distributor with distribution services obligations for the distribution services area are relevant for the purposes of determining the demand use of system charges to equivalent domestic customers.

7.	These charging arrangements shall have effect within this licence until such time and in such circumstances as are described in paragraphs 8 to 13.

8.	This condition shall cease to have effect (in whole or in part, as the case may be) if the licensee delivers to the Authority a disapplication request made in accordance with paragraph 9, or notice is given to the Authority by the licensee in accordance with either paragraph 12 or paragraph 13.

9.	A disapplication request shall:

(a) be in writing addressed to the Authority;

(b) specify the paragraph or paragraphs of this condition to which the request relates; and

(c) state the date (being not earlier than the date specified in paragraph 11) from which the licensee wishes the Authority to agree that the specified paragraph or paragraphs shall cease to have effect (“the disapplication date”).

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10.	The licensee may withdraw a disapplication request at any time.

11.	Save where the Authority consents otherwise, no disapplication following delivery of a disapplication request pursuant to paragraph 9 shall have effect until a date being the later of:

(a) not less than 18 months after delivery of the disapplication request; and

(b) 31 March 2007.

12.	If the Authority has not made a reference to the Competition Commission under section 12 of the Act relating to the modification of this condition or the part or parts thereof specified in the disapplication request before the beginning of the period of 12 months which will end with the disapplication date and the licensee has not withdrawn the disapplication request, the licensee may deliver a written notice to the Authority terminating the application of this condition or the part or parts thereof specified in the disapplication request with effect from the disapplication date or such earlier date to which the Authority has given its consent under paragraph 11.

13.	If the Competition Commission’s report on a reference made by the Authority relating to the modification of this condition or the part or parts thereof specified in the disapplication request does not include a conclusion that the cessation of such charge restrictions in this condition, in whole or in part, operates or may be expected to operate against the public interest, the licensee may within 30 days after the publication of the report by the Authority in accordance with section 13 of the Act deliver to the Authority notice terminating the application of this condition or the part or parts thereof specified in the disapplication request with effect from the disapplication date.